Exhibit 4.15

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY HAS DETERMINED THAT SUCH SECURITIES MAY BE OFFERED OR SOLD WITHOUT SUCH REGISTRATION PURSUANT TO AVAILABLE EXEMPTION THEREFROM AND THE TERMS AND CONDITIONS OF SUCH EXEMPTION HAVE BEEN FULLY COMPLIED WITH.

AMERICAN MEDIA, INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

American Media, Inc. hereby awards shares of its common stock, par value $0.0001 per share, to the Employee named below, in accordance with the American Media, Inc. Equity Incentive Plan (the “Plan”). The terms and conditions of the Award are set forth in this Restricted Stock Agreement (this “Agreement”), the Plan and the Stockholders’ Agreement, dated as of December 22, 2010, among the Company and its stockholders signatory thereto (as amended, the “Stockholders’ Agreement”). To the extent that the terms of the Plan conflict with the terms and conditions of this Agreement, the terms of the Plan will be controlling.

1. Award Information.

Date of Grant:

Name of Employee:

Number of Common Shares Awarded:

Vesting Schedule:	Subject to the other terms of this Agreement, the Restricted Period will lapse with respect to 100% of the Common Shares granted hereunder on the date of a Liquidity Event, provided you remain in continuous employment with the Company or one of its Affiliates through the date of the Liquidity Event. In the event that your employment with the Company and its Affiliates terminates for any reason prior to the occurrence of a Liquidity Event (other than a termination contemporaneous with such Liquidity Event), the Common Shares granted hereunder shall be forfeited and of no further force or effect as of the date of such termination.

By signing this document, you acknowledge receipt of a copy of the Plan, and agree that (a) you have carefully read, fully understand and agree to all of the terms and conditions described in this Agreement and the Plan document; (b) you hereby make the purchaser’s investment representations contained in Section 2(i) of this Agreement with respect to the Common Shares underlying the Award; (c) you understand and agree that the Plan, the Stockholders’ Agreement and this Agreement, including its terms and conditions and attachments, constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Award are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to the Award prior to signing this Agreement and that you have either consulted such counsel or voluntarily declined to consult such counsel.

AMERICAN MEDIA, INC.

By:

Its:

2. Terms and Conditions.

(a) Acquisition of Shares. American Media, Inc. (the “Company”) agrees to transfer the Common Shares awarded to you under this Agreement as of the Date of Grant. Any Restricted Stock will be recorded as a book entry in a restricted account in your name at the Company’s transfer agent.

(b) Consideration. You and the Company agree that the Common Shares are being issued to you as consideration for services rendered by you for the Company and/or one or more of its Affiliates. The value of your services for the Company and its Affiliates to date is agreed to be not less than 100% of the total par value of the shares of Restricted Stock awarded to you.

(c) Joinder. As a condition to receipt of an Award, if not already a party to the Stockholders’ Agreement, you must execute and deliver to the Company a joinder agreement in the form attached hereto as Exhibit A, pursuant to which agreement you agree to become a party to, to be bound by and to comply with the provisions of the Stockholders’ Agreement in the same manner as if you were an original signatory to such agreement.

(d) Vesting. Your Award of Common Shares will vest in accordance with the events specified on the first page of this Agreement. If subject to U.S. Federal income tax, you may make an election under Section 83(b) of the Code (“83(b) Election”), a form of which election is attached as Exhibit B to this Agreement. The 83(b) Election must be filed within thirty (30) days of the Date of Grant.

YOU SHOULD CONSULT A TAX AND/OR FINANCIAL ADVISOR BEFORE FILING AN 83(b) ELECTION.

(e) Restricted Period. Until they vest, all shares of Restricted Stock awarded to you pursuant to this Agreement, together with any Common Shares or other property issued as a dividend or other distribution on or in exchange for such Restricted Stock (collectively, the “Subject Restricted Shares”) will be subject to forfeiture to the Company (the “Forfeiture Condition”). The Company will make no payment for the Subject Restricted Shares that are forfeited.

(f) Nontransferability. You may transfer Subject Restricted Shares only in accordance with the Stockholders’ Agreement. Notwithstanding anything herein to the contrary, you may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Subject Restricted Shares before they have vested, other than by will or by the laws of descent and distribution.

(g) Termination of Rights as Stockholder. If Subject Restricted Shares are forfeited in accordance with this Agreement, then the person who is to forfeit such Subject Restricted Shares will no longer have any rights as a holder of such Subject Restricted Shares. Such Subject Restricted Shares will be deemed to have been forfeited in accordance with the applicable provisions hereof, whether or not the certificates therefor have been delivered as required by this Agreement.

(h) Dividend and Voting Rights. All regular cash dividends on Subject Restricted Shares (whether or not such shares have vested) or Common Shares or other property issued as a dividend or other distribution on or in exchange for such Award (collectively, the “Subject Shares”) (including cash dividends on Subject Restricted Shares that are still subject to conditions of forfeiture) will be paid directly to you. You may exercise voting rights with respect to the Subject Shares (including Subject Restricted Shares that are still subject to conditions of forfeiture).

(i) Employee’s Investment Representations. (i) The Company is entering this Agreement in reliance upon your representation to the Company, which by your acceptance of the Award granted under this Agreement you confirm, that the Common Shares which you will receive will be acquired by you for investment for an indefinite period for your own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that you have no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of your property will at all times be within your control. By executing this Agreement, you further represent that you do not have any contract, understanding or agreement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Common Shares.

(ii) You understand that the Common Shares will not be registered or qualified under U.S. federal, state or applicable foreign securities laws. The Company believes that the transfer provided for in this Agreement is exempt from registration or qualification under U.S. federal, state and foreign securities laws. The Company’s reliance on such exemption or exemptions is predicated on your representations set forth herein.

(iii) You agree that in no event will you make a transfer or disposition of any of the Common Shares, unless and until (A) you have given the Committee advance written notice describing the terms and conditions of the proposed disposition, (B) you have complied with the applicable restrictions on transfer and disposition in the Stockholders’ Agreement, and (C)such disposition is registered under U.S. federal, state or foreign securities law or you represent to the Company that such disposition complies with an exemption or exemptions thereto.

(iv) This subsection (iv) applies to any transaction occurring prior to such date as the Plan and Common Shares underlying the Plan are covered by a valid Form S-8 or similar U.S. federal registration statement, unless the transaction is covered by an exemption. In connection with the investment representations made herein, you represent that you are able to fend for yourself in the transactions contemplated by this Agreement, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of your investment, have the ability to bear the economic risks of your investment and have been furnished with and have had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(v) You understand that if the Company does not register with the U.S. Securities and Exchange Commission pursuant to Section 12 of the Exchange Act, or if a registration statement covering the Common Shares under the Securities Act (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) is not in effect when you desire to sell the Common Shares, you may be required to hold the Common Shares for an indeterminate period. You also acknowledge that you understand that any sale of the Common Shares which might be made by you in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

(j) Legal Restrictions/Resale Restrictions/Market Stand-Off. (i) By signing this Agreement, you agree not to sell any Common Shares at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. Specifically, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, you will not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time will not exceed one hundred eighty (180) days; provided, however, that if either (a) during the last seventeen (17) days of such one hundred eighty (180)-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such one hundred eighty (180)-day period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, then the restrictions imposed during such one hundred eighty (180)-day period will continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; and provided, further, that in the event the Company or the underwriter requests that the one hundred eighty (180)-day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty (180)-day period will continue to apply to the extent requested by the Company or the underwriter to comply with such law, rules, regulations or trading policies. You hereby agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

(ii) In addition, the Company will have the right to designate one or more periods of time, each of which will not exceed one hundred eighty (180) days in length, during which the Common Shares will not be subject to sale if the Company determines (in its sole discretion) that such limitation on sale could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state or applicable foreign securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act for the issuance or transfer of any securities.

(iii) To enforce the provisions of this subsection (j), the Company may impose stop transfer instructions with respect to the Common Shares until the end of the applicable stand off period or other restriction. Such limitations on sale will not alter the vesting schedule set forth in this Agreement.

(k) No Rights to Continued Service; Waiver. Your Award does not give you the right to continued employment with the Company or its Affiliates. By accepting the Award, you waive any claim to continued vesting of the Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or this Agreement, notwithstanding any provision to the contrary in any other agreement between you and the Company or any of its Affiliates, whether any such agreement is executed before, on or after the Date of Grant.

(l) Designation and Change of Beneficiary. You may file with the Committee a written designation of one or more persons as the beneficiary or beneficiaries to whom this Award will transfer upon your death. You may revoke or change your beneficiary designation without the consent of any prior beneficiary by filing a new beneficiary designation with the Committee. The last such designation received by the Committee will be controlling; provided, that no designation, or change or revocation thereof, will be effective unless received by the Committee prior to your death, and in no event will it be effective as of a date prior to such receipt. If no beneficiary designation is filed by you, the beneficiary will be deemed to be your spouse or, if you are unmarried at the time of your death, your estate.

(m) Changes in Capital Structure and Similar Events. In the event of (i) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee will make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting the terms of the Award, including, without limitation, the number of Common Shares of the Company to which the Award relates;

(ii) accelerating the lapse of restrictions on, or termination of, the Award; and

(iii) canceling the Award and causing to be paid to you, in cash, other securities or other property, or any combination thereof, the value of the Award, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee will make an equitable or proportionate adjustment to outstanding Awards to reflect the equity restructuring. The Company will give you notice of an adjustment under this subsection (m) and, upon notice, the adjustment will be conclusive and binding for all purposes.

(n) Legends. All certificates representing the Common Shares issued pursuant to this Award will be stamped or otherwise imprinted with legends in substantially the following form, which legends may be removed as provided in the Stockholders’ Agreement:

(i) as long as Article FOURTH, Section 3 of the Company’s Amended and Restated Certificate of Incorporation is in effect:

“THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS ON, AND OBLIGATIONS WITH RESPECT TO, THE COMMON STOCK AND THE PREFERRED STOCK OF THE CORPORATION. SO LONG AS IT IS IN EFFECT, THE CHARTER RESTRICTS TRANSFERS THAT WOULD RESULT IN THE NUMBER OF RECORD HOLDERS OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION EXCEEDING 450 HOLDERS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS AND OBLIGATIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(ii)

“THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) INCLUDES, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE CHARTER WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(iii)

“THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS ON, AND OBLIGATIONS WITH RESPECT TO, THE COMMON STOCK AND PREFERRED STOCK OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OBLIGATED TO TRANSFER SUCH HOLDER’S SHARES IN ACCORDANCE WITH THE CHARTER. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS AND OBLIGATIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(iv)

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE CORPORATION’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION.”

(v)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER 22, 2010 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE COMPANY’S STOCKHOLDERS. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

and (vi)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AWARD AGREEMENT BETWEEN THE CORPORATION AND THE INITIAL HOLDER HEREOF (THE “AWARD AGREEMENT”). THE AWARD AGREEMENT PROVIDES FOR CERTAIN FORFEITURE PROVISIONS AND TRANSFER RESTRICTIONS, INCLUDING A RIGHT OF REPURCHASE BY THE CORPORATION. A COPY OF THE AWARD AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(o) Amendment. The Committee may, to the extent consistent with the terms of this Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement or any Award granted under this Agreement, prospectively or retroactively, provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect your rights with respect to your Award, including the tax treatment thereof, will not to that extent be effective without your consent.

(p) Confidentiality. By accepting an Award under this Agreement, and as a condition thereof, you agree not to, at any time, either during your employment with the Company or any of its Affiliates or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information of the Company and its Affiliates, except (i) as may be necessary to the performance of your duties to the Company and/or any of its Affiliates, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the breach of any of your obligations under this subsection (p), or (iv) where required to be disclosed by court order, subpoena or other government process, and in such event, you agree to cooperate with the Company and its Affiliates in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, you agree to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information of the Company and its Affiliates.

(q) Non-Disparagement. By accepting this Award, and as a condition thereof, you acknowledge and agree that you will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company and its Affiliates, including their officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following your employment with the Company or any of its Affiliates.

(r) Other Necessary Actions. You and the Company mutually agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(s) Notice. Any notice required or permitted under this Agreement will be given in writing and will be deemed to be effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(t) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, be binding upon you and your heirs, executors, administrators, successors and assigns. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of a similar or different nature.

(u) Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts entered into and performed wholly within New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(v) Tax Withholding. You shall pay to the Company promptly upon request, and in any event at the time you recognize taxable income in respect of the Subject Restricted Shares granted hereunder (or any dividend or other distribution with respect thereto), an amount equal to the taxes the Company determines it is required to withhold at the lowest applicable rate determined by the Company under applicable tax laws with respect to such Subject Restricted Shares. You may satisfy the foregoing requirement by making a payment to the Company in cash or by electing to have the Company withhold a number of Subject Restricted Shares from delivery having a Fair Market Value equal to, or less than, the minimum amount of tax required to be withheld, and paying any balance of the amount required to satisfy withholding requirements in cash.

(w) Incorporation of Plan by Reference; Entire Agreement. The text of the Plan is incorporated in this Agreement by reference. Capitalized terms used in this Agreement and not otherwise defined are defined in the Plan. This Agreement, the Plan and the Stockholders’ Agreement (including all attachments thereto) constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations concerning this Award are superseded.